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                                 EXHIBIT NO. 22
                              (as of January 1994)

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                                                       Jurisdiction of
Domestic Subsidiaries                                  Incorporation
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
American Olean Tile Company, Inc.                      New York
ArmStar (50%-owned-unincorporated affiliate)
Armstrong Cork Finance Corporation                     Delaware
Armstrong Realty Group, Inc.                           Pennsylvania
Armstrong Ventures, Inc.                               Delaware
Armstrong World Industries (Delaware) Inc.             Delaware
A W I (NEVADA), INC.                                   Nevada
BEGA/US, Inc.                                          California
Charleswater Products, Inc.                            Delaware
Chemline Industries, Inc.                              Delaware
Design Ideas Incorporated                              Pennsylvania
Fayette Enterprises, Inc.                              Mississippi
Gordon's, Inc.                                         Delaware
I.W. Insurance Company                                 Vermont
IWF, Inc.                                              Nevada
The W. W. Henry Company                                California
The Worthington Armstrong Venture (50%-owned-
  unincorporated affiliate)
Thomasville Furniture Industries, Inc.                 Delaware
Thomasville Upholstery, Inc.                           Delaware
WAVE International, Inc. (owned by WAVE)               Delaware


Foreign Subsidiaries
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Alphacoustic (UK) Ltd.                                 England
Armstrong-ABC Co., Ltd.                                Japan
Armstrong Cork (Ireland) Limited                       Ireland
Armstrong Europe Services                              England
Armstrong FSC, Ltd.                                    Bermuda
Armstrong Insulation Products (Korea) Co. Ltd.         Korea
Armstrong Insulation Rus.                              Russia
Armstrong (Japan) K.K.                                 Japan
Armstrong-Nylex Pty. Ltd.                              Australia
Armstrong (Singapore) Pte. Ltd.                        Singapore
Armstrong Textile Rubber Products Company              People's Republic of
 Shanghai Ltd.                                          China
Armstrong World Industries - A.C.I. B.V.               Netherlands
Armstrong World Industries - Belgium S.A.              Belgium
Armstrong World Industries Canada Ltd.                 Canada
Armstrong World Industries (China) Ltd.                People's Republic of
                                                        China
Armstrong World Industries de Mexico, S.A. de C.V.     Mexico
Armstrong World Industries - France, S.A.              France
Armstrong World Industries, G.m.b.H.                   Germany
Armstrong World Industries (H.K.) Limited              Hong Kong
Armstrong World Industries Italia S.r.l.               Italy
Armstrong World Industries Korea, Ltd.                 Korea
Armstrong World Industries Ltd.                        England
Armstrong World Industries Netherlands B.V.            Netherlands
Armstrong World Industries - Pontarlier S.A.           France
Armstrong World Industries Pty. Ltd.                   Australia
Armstrong World Industries, S.A.                       Spain
Armstrong World Industries (Schweiz) A.G.              Switzerland
Armstrong World Industries (Thailand) Ltd.             Thailand
Inarco Limited (40%-owned affiliate)                   India
ISA Co., Ltd. (25%-owned affiliate)                    Japan
ISO Holding, A.G.                                      Switzerland
Liberty Commercial Services Ltd.                       Bermuda
Recubrimientos Interceramic S.A. de C.V.               Mexico
     (49%-owned affiliate)
Worthington Armstrong Venture Europe S.A.              France
 (owned by WAVE)
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